                                                                     EXHIBIT 8.1

                           FORM OF WSGR TAX OPINION




                                 July __, 2000



PMC-Sierra, Inc.
900 East Hamilton Avenue
Suite 250
Campbell, CA 95008

     Re: Merger among PMC-Sierra, Inc., a Delaware corporation ("PMC"), Penn Acquisition Corp., a Delaware corporation ("Merger Sub"), and Quantum Effect Devices, Inc., a Delaware Corporation ("QED")


Ladies and Gentlemen:

     We have acted as counsel to PMC, a Delaware corporation, in connection with the proposed merger (the "Merger") of PMC's wholly-owned transitory merger subsidiary, Merger Sub, with and into QED pursuant to an Agreement and Plan of Reorganization dated as of July 11, 2000, (the "Agreement"). The Merger and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of PMC, which includes the Proxy Statement/Prospectus of PMC and QED (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Agreement (ii) the truth and accuracy of the representations and warranties made by PMC, QED and Merger Sub in the Agreement, and (iii) the truth and accuracy of the certificates of representations to be provided to us by PMC, QED, and Merger Sub.

     Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax consequences of the Merger or that contrary positions may not be taken by the Internal Revenue Service.

PMC-Sierra, Inc.
July __, 2000                                           FORM OF WSGR TAX OPINION
Page 2


     Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material United States Federal Income Tax Considerations of the Merger," subject to the limitations and qualifications described therein, sets forth the material United States Federal income tax considerations generally applicable to the Merger and, insofar as it relates to statements of law and legal conclusions, is correct and accurate in all material respects.

          This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax considerations of the Merger, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              WILSON SONSINI GOODRICH & ROSATI
                              Professional Corporation